DRAFT

Matthew D. Thompson Named Interim Chief Financial Officer

DALLAS, TX – March 8, 2009 – American CareSource Holdings (NASDAQ: ANCI) announced today that Matthew D. Thompson, Vice President, Finance, has been named Interim Chief Financial Officer. Thompson replaces Stephen J. Armond, whose employment with American CareSource Holdings has ended effective immediately.

“Matthew has been a respected member of senior management for some time and has historically demonstrated leadership of our finance team," said David Boone, American CareSource’s Chief Executive Officer. "He is very much engaged in all aspects of the business and has a solid understanding of all financial matters of the Company.  I'm delighted to have Matthew step up as Interim CFO and we look forward to presenting our 2009 results on the earnings conference call in about two weeks."

The Company will release its financial results for the fourth quarter ended December 31, 2009, after the close of U.S. financial markets on Wednesday, March 24, 2010.  An accompanying conference call to discuss the results will be held at 8:30 a.m. ET, on Thursday, March 25, 2010.

Please refer to the company’s press release announcing the details of this event.

About American CareSource Holdings, Inc.
American CareSource Holdings, the first national, publicly traded ancillary care network services company, offers a comprehensive national network of over 4,100 ancillary service providers at more than 33,000 sites through its subsidiary, Ancillary Care Services. Ancillary Care Services provides ancillary health care services through its network that offers cost effective alternatives to physician and hospital-based services. This market is estimated at $574 billion and has grown to 30% of total national health expenditures.  These providers offer services in 31 categories including laboratories, dialysis centers, free-standing diagnostic imaging centers, non-hospital surgery centers, as well as durable medical equipment such as orthotics and prosthetics and others.

ANCI-G

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
Any statements that are not historical facts contained in this release, including with respect to the Company’s plans, objectives and expectations for future operations, projections of the Company’s future operating results or financial condition, and expectations regarding the health care industry and economic conditions, are forward-looking statements.  Substantial risks and uncertainties could cause actual results to differ materially from those indicated by forward-looking statements, including, but not limited to, changes in national health care policy, regulation, general economic conditions, demand for ancillary services, pricing, competition, market acceptance/preference, the Company’s ability to integrate with its clients, changes in the business decisions by key clients or consolidation in the industry affecting them, the Company’s inability to attract or maintain providers or clients or to manage growth, implementation and performance difficulties, and other risk factors detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.  Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Company and Investor Contact
Rich Cockrell
The Cockrell Group
Tel: 404.942.3369
Investorrelations@thecockrellgroup.com
cockrellgroup.com

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